Exhibit 23.1



                        Bagell, Josephs & Company, LLC
               200 Haddonfield Berlin Road, Gibbsboro, NJ 08026
                      Tel: 856.346.2628 Fax: 856.346.2882

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in this Amendment No.3 to the Registration Statement of SpeechSwitch, Inc. on Form SB-2 dated June 23, 2005, of our report dated March 21, 2005 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern) for the years ended December 31, 2004 and 2003.


                                    /s/ Bagell, Josephs & Company, LLC
                                    -----------------------------------
                                    Bagell, Josephs & Company, LLC
                                    Gibbsboro, New Jersey

June 23, 2005